Exhibit 99.1

CONFIDENTIAL

Climb Bio Hosts Budoprutug R&D Spotlight Event Highlighting Topline Subcutaneous Formulation Data, Broad B-Cell Mediated Disease Opportunity, and Upcoming Data Readouts

Robust B-cell depletion observed with budoprutug subcutaneous formulation in healthy volunteers, supporting continued development

Budoprutug pMN, ITP, and SLE clinical trials enrolling to plan; Fast Track Designation received for pMN

Initial data from ITP trial anticipated in June; initial data from pMN and SLE trials anticipated Q4 2026

Company to host R&D Spotlight Webcast today, May 5, 2026

WELLESLEY HILLS, MASS., (GLOBE NEWSWIRE) – May 5, 2026 – Climb Bio, Inc. (Nasdaq: CLYM), a clinical-stage biotechnology company developing therapeutics for immune-mediated diseases, today announced progress updates for budoprutug, the Company’s anti-CD19 monoclonal antibody. The Company is hosting a virtual investor event focused on budoprutug today, Tuesday, May 5, at 8:00 a.m. ET. Climb Bio’s management team will be joined by David Jayne, M.D., Professor of Clinical Autoimmunity at the University of Cambridge and Director of the Vasculitis and Lupus Service at Addenbrooke’s Hospital.

“Budoprutug represents a differentiated and potentially expansive opportunity within the immune-mediated disease landscape,” said Aoife Brennan, M.B., Ch.B., President and Chief Executive Officer of Climb Bio. “We believe targeting CD19 with a monoclonal antibody approach offers a well-understood and scalable path to modulate B-cell biology, with the potential to drive durable clinical benefit for patients. We are advancing budoprutug across high unmet need indications with clear, B-cell driven pathology, including pMN, ITP, and SLE, with both intravenous and subcutaneous formulations in development. At today’s R&D Spotlight, we will be sharing positive topline data for our subcutaneous formulation and providing further perspective on CD19 as a therapeutic target, our development strategy, and upcoming anticipated clinical data. We believe there is substantial potential for budoprutug across a range of immune-mediated diseases and we look forward to the additional milestones anticipated this year.”

Budoprutug Data & Event Highlights

Budoprutug offers a differentiated CD19 monoclonal antibody (mAb) approach

•	Fc enhanced design and high affinity support robust B-cell depletion

•	Early clinical data in primary membranous nephropathy (pMN) supports potential for long-term disease control

•	Combines breadth of CD19-targeting with simplicity and scalability of a mAb, with development of both intravenous and subcutaneous formulations to support potential for broad clinical adoption

CD19 is emerging as a preferred pan-B-cell target for multiple immune-mediated diseases

•	CD19 is broadly expressed across the B cell lineage, including early B cells and antibody-producing cells which are not fully addressed by an anti-CD20 approach

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Targeting CD19 has the potential to achieve profound peripheral and tissue-level B-cell depletion, which may lead to a reduction of pathogenic, autoantibody-producing cells and long-term disease control

•	CD19 is a clinically proven approach as demonstrated by recent approvals in rare neurological autoimmune diseases

Advancing budoprutug in pMN, ITP, and SLE, high unmet need indications where B cells are central drivers of disease

•	Primary membranous nephropathy (pMN), immune thrombocytopenia (ITP), and systemic lupus erythematosus (SLE) studies enrolling to plan, on track for initial readouts across all studies in 2026

•	Ongoing clinical studies evaluating budoprutug across the projected therapeutic dose range: pMN (200-1000 mg), ITP (250-1000 mg), SLE (100-600 mg)

•	Biomarker-driven designs expected to enable early assessment of mechanism and inform efficient optimization of dosing strategies and future trial design

•	Parallel development across renal and non-renal diseases has the potential to maximizes learning and expands long-term potential value

Topline Data from Phase 1 trial of subcutaneous (SC) formulation in healthy volunteers supports advancement to patients

•	Robust B-cell depletion observed; depletion was similar between SC and intravenous (IV) administration at matched doses

•	Budoprutug SC was generally safe and well-tolerated

•	Results support the advancement to a study in autoimmune disease patients to evaluate full B-cell depleting doses and optimal dosing regimen

CONFIDENTIAL

Budoprutug anticipated 2026 milestones

•	ITP Phase 1b/2a study – Initial B-cell and platelet data from low dose cohort (250 mg at 24 weeks) expected in June; additional data from higher dose cohorts by year-end

•	pMN Phase 2 study – Initial B-cell and anti-PLA2R data from the low dose cohort (200 mg at 12-24 weeks) expected in Q4

•	SLE Phase 1b global study – Initial B-cell data expected in Q4

Webcast Information

The live webcast is accessible via the “News & Events” section of the Climb Bio website: https://ir.climbbio.com/. A webcast replay will be available on the Climb Bio website beginning approximately two hours after the webcast event and will be archived for at least 30 days.

About Climb Bio, Inc.

Climb Bio, Inc. is a clinical-stage biotechnology company with a mission to deliver high impact, disease-modifying medicines for individuals living with immune-mediated diseases, including those affecting kidney health. The Company’s pipeline includes, budoprutug, an anti-CD19 monoclonal antibody that has potential to treat a broad range of B-cell mediated diseases, and CLYM116, an anti-APRIL monoclonal antibody being developed for IgA nephropathy. For more information, please visit climbbio.com.

About Budoprutug

Budoprutug is a clinical-stage, anti-CD19 monoclonal antibody with the potential to address a broad range of B-cell mediated, immune-driven diseases. Designed with enhanced effector function and low picomolar affinity, budoprutug targets and depletes CD19-expressing B cells, including plasmablasts and certain plasma cells, key sources of pathogenic autoantibodies. Early clinical data suggest budoprutug may offer durable B-cell depletion, rapid reductions in autoantibodies, and clinical remission in primary membranous nephropathy (pMN). Budoprutug is being evaluated in clinical trials for pMN, immune thrombocytopenia (ITP), and systemic lupus erythematosus (SLE). A subcutaneous formulation is also in development to enable broader patient access. Budoprutug has been granted Orphan Drug Designation and Fast Track Designation by the FDA for the treatment of pMN.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding: future expectations, plans and prospects for Climb Bio; expectations regarding the therapeutic benefits, clinical potential and clinical development of budoprutug and CLYM116; the anticipated timelines for reporting initial data from Climb Bio’s ongoing and planned clinical trials of budoprutug and CLYM116; the anticipated timeline for initiating Climb Bio’s parallel Phase 1b clinical trial of budoprutug in patients with systemic lupus erythematosus in China; the potential commercial opportunity and limited competitive landscape for budoprutug; the expected patient populations in primary membranous nephropathy, immune thrombocytopenia and systemic lupus erythematosus; the expected benefits of budoprutug’s Fast Track Designation and Orphan Drug Designation in primary membranous nephropathy; the sufficiency of Climb Bio’s cash resources for the period anticipated; and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” “will,” “working” and similar expressions. Forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. Climb Bio may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, important risks and uncertainties associated with: the ability of Climb Bio to timely and successfully achieve or recognize the anticipated benefits of its technology transfer and exclusive license agreement with Beijing Mabworks Biotech Co., Ltd.; changes in applicable laws or regulation; the possibility that Climb Bio may be adversely affected by other economic, business and/or competitive factors; Climb Bio’s ability to advance budoprutug and CLYM116 on the timelines expected or at all and to obtain and maintain necessary approvals from the U.S. Food and Drug Administration and other regulatory authorities; obtaining and maintaining the necessary approvals from institutional review boards at clinical trial sites and independent data safety monitoring boards; replicating in clinical trials positive results found in early-stage clinical trials or nonclinical trials; competing successfully with other companies that are seeking to develop treatments for primary membranous nephropathy, immune thrombocytopenia, systemic lupus erythematosus, IgA nephropathy and other immune-mediated diseases; maintaining or protecting intellectual property rights related to budoprutug, CLYM116 and/or its other product candidates; the outcome of any legal proceedings or other disputes; managing expenses; and raising the substantial additional capital needed, on the timeline necessary, to continue development of budoprutug, CLYM116 and any other product candidates Climb Bio may develop. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Climb Bio’s actual results to differ materially from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in Climb Bio’s most recent filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Climb Bio’s views as of the date hereof and should not be relied upon as

CONFIDENTIAL

representing Climb Bio’s views as of any date subsequent to the date hereof. Climb Bio anticipates that subsequent events and developments will cause Climb Bio’s views to change. However, while Climb Bio may elect to update these forward-looking statements at some point in the future, Climb Bio specifically disclaims any obligation to do so, except as required by law.

Investors and Media

Carlo Tanzi, Ph.D.

Kendall Investor Relations

ctanzi@kendallir.com